UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  April 4, 2007
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                   Epicus Communication Group, Inc., Inc.
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          (Exact name of registrant as specified in its charter)

           Florida                 333-71008        59-2564162
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(State or other jurisdiction of   (Commission      (IRS Employer
        incorporation)            File Number)   Identification No.)


           1750 Osceola Drive, West Palm Beach, Florida     33409
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            (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (561) 688-0440
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Former name or former address, if changed since last report: Not applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

To continue increasing the operating cash available to grow the company's customer base; on April 4, 2007 the Board of Directors unanimously agreed to sell $250,000 in convertible debentures to its current primary lender, a group of funds managed by "The NIR Group", at a variable price of $.25 per share or a discount to the market of 65% whichever is the lesser. In addition to operating expenses, these funds will be used to increase the public's awareness of Epicus' new wholly owned company "ECG on the Net, LLC". ECG on the Net will be the Epicus "VOIP" services company, concentrating on delivering low cost VOIP telephone service to consumers nationwide.

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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             EPICUS COMMUNICATION GROUP, INC., INC.

Date: April 5, 2007
                             By: /s/Mark Schaftlein
                                ---------------------------
                             Name:   Mark Schaftlein
                             Title:  CEO/Director













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